SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

(Name of Registrant as Specified In Its Charter)
(if you checked "filed by registrant above" do not fill this in: Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Spartan Short-Intermediate Municipal Income Fund

Telephone Voting Script

Introduction

Hello, Mr./Ms. (Shareholder). My name is ___________. I am calling on behalf of Fidelity Investments following up on a recent proxy mailing they sent you regarding the Spartan Short-Intermediate Municipal Income Fund. I'm assisting Fidelity in connection with the proxy vote to approve several important proposals that affect the fund and your investment in it. I am calling you to encourage you to vote your proxy if you have not yet done so.

Have you received the proxy material? The package was mailed in July. (Describe the mailings to the shareholder if he/she does not recall it ==> 6"x9" WHITE envelope P.O. Box 9131 Hingham, MA 02043-0131 return address.)

If NO: Confirm shareholder's address for the purpose of sending proxy materials.

Q: Could I please confirm your address for the purpose of sending proxy materials to you?

(If address is incorrect, please write down correct address at end of script under "Comments" and forward to Fidelity.)

Tell the shareholder that a new package will be mailed to him/her. Ask the shareholder to review the material upon receipt and vote his/her shares by signing, dating and mailing the proxy card in the return envelope provided, before the shareholder meeting September 13th. Inform the shareholder that if he/she wishes to vote by touch tone phone, toll-free he/she may do so using the information located on the proxy card. Thank the shareholder for his/ her time. (End phone call.)

I will have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for September 13th. If you would like to vote by touch tone phone, toll-free, follow the instructions on your proxy card. Or, you may fax your signed proxy card to 1-888 - 451-VOTE (8683). Thank you for your time this evening. (End call.)

If YES: Q: Have you reviewed the material?

If NO: Please review the material at your earliest convenience and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled on September 13th. If you would like to vote by touch tone phone, toll-free, follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-8683.

If YES: Do you have any questions?

If YES: Only answer questions using the proxy material. (See attached list of approved Q&A). (DO NOT GUESS). If the shareholder has questions that are account-specific and outside the scope of the proxy statement, ask if they would like to be transferred to a Fidelity representative.

If YES: Conference in Fidelity at 1-800-544-3198, introduce the customer, and transfer the call. (End call.)

I'd be glad to transfer you to a Fidelity representative right now to help answer your questions. Please hold while I call Fidelity. (Once Fidelity rep answers and customer is still on hold ==> This is ______from DF King. We are assisting Fidelity in calling Spartan Short-Intermediate Municipal Income Fund shareholders to encourage them to vote the proxy that was recently mailed to them. I have a shareholder on hold and they have further questions I am unable to answer. Could you please speak to him/her? (Then conference call in customer and introduce customer to Fidelity rep ==> Hello, Mr./Ms. ______, I have ________ from Fidelity on the line and he/she'll be happy to help answer your questions. Thank you. (Transfer customer and end call.)

If NO: Politely refer them to Fidelity at 1-800-544-3198. Thank the shareholder for his/ her time. (End phone call.)

If shareholder sounds hostile:

Thank the shareholder for his/ her time. (End phone call.)

Okay, I will give you Fidelity's phone number in case you'd like to call them at another time. The phone number is 1-800-544-3198.

Thank you for your time this evening. (End call.)

If not hostile: After answering all questions, offer the shareholder the opportunity to vote by telephone. Let the shareholder know that you will be recording the next part of the call, to ensure accuracy in his/her vote. Confirm the shareholder's identity by having him/her repeat his/her full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposal.

If the shareholder asks how the Board of Trustees voted,

inform him/her that the Board of Trustees recommend a vote in favor of the proposals.

Inform the shareholder that a confirmation letter will be sent to him/her, with a phone number to call if an error was made in recording his/her vote, or if he/she wishes to change his/her vote for any reason. Thank the shareholder for his/her time, and end the phone call.

To facilitate your voting of the proxy, you can vote by telephone. If you would like to vote by telephone, the next part of our call will be recorded. This is to ensure accuracy of your vote. Also, we will be sending you a confirmation letter for your records with a phone number to call in case any error was made in recording your vote, or if you wish to change your vote for any reason.

Would you like to vote by telephone?

If NO: Politely refer him/her to Fidelity at 1-800- 544-3198. (End call)

If YES: Confirm the shareholder's identity by having him/her repeat their full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposals.

Could I please have the last four digits of your social security number? (If it doesn't match, ask for the last four digits of the social security number on the account.)

(If customer does not feel comfortable giving any part of his/her social security number, empathize and say that we require identification through this method to take a vote over the phone. If the customer is still uncomfortable, explain that while you cannot take the vote over the phone, you can mail him/her proxy materials and they can vote by mail or touch tone phone, toll-free.)

I understand that you may feel uncomfortable giving part of your social security number over the phone. It is part of our required procedures, however, to ensure proper identification before we take any votes over the phone. Is this OK with you? (If customer agrees, proceed with vote. If customer doesn't agree, offer to send proxy materials.)

Agrees to Give Last Four Digits of SSN:

Now I will read you the proposals and ask you whether you vote "For", "Against", or "Abstain".

Spartan Short-Intermediate Municipal Income Fund

The proposals are

1. To elect a Board of Trustees.

2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the funds.

3. To authorize the Trustees to adopt an amended and restated Trust Instrument.

4. To approve an amended management contract, including a management fee structure change, for Spartan Short-Intermediate Municipal Income Fund.

5. To approve an Agreement and Plan providing for the reorganization of Spartan Short-Intermediate Municipal Income Fund from a separate series of one Massachusetts business trust to another.

6. To eliminate a fundamental investment policy of Spartan Short-Intermediate Municipal Income Fund.

7. To eliminate Spartan Short-Intermediate Municipal Income Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy.

8. To amend Spartan Arizona Municipal Income Fund's, Spartan Maryland Municipal Income Fund's and Spartan Short-Intermediate Municipal Income Fund's fundamental investment limitation concerning the concentration of their investments in a single industry.

9. To amend each fund's fundamental investment limitation concerning underwriting.

Do you vote "For", "Against" or "Abstain?"

Thank you. As I mentioned, I'll be sure to send a confirmation of your vote to you by mail. Thanks for your time this evening. (End call.)

Does Not Agree to Give Last Four Digits of SSN: Unfortunately, I will not be able to take your vote over the phone. What I can do is have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for September 13. If you would like to vote by touch tone phone, toll-free, follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-VOTE (8683). Thank you for your time this evening. (End call.)

Spartan Short-Intermediate Municipal Income Fund

Log Sheet

Date__________________

DF King Rep_________________

Address Correction

Social Security No. (record from database; do not ask shareholder)________________

Shareholder Name_______________________________________________________

Street Address _________________________________________________________

City_________________________ State_____________ Zip Code_________________

Materials to Be Sent

Proxy Card Only ________

Full Proxy Kit __________

Comments

Notable Shareholder Response____________________________________________

_____________________________________________________________________

_____________________________________________________________________

Other Comments________________________________________________________

______________________________________________________________________

______________________________________________________________________

Was Shareholder Transferred to Fidelity Representative? Yes_______ No________

Spartan Short-Intermediate Municipal Income Fund

Script for Leaving a Message on an Answering Machine

Hello, Mr./Ms. (Shareholder). My name is ___________. I am calling on behalf of Fidelity Investments following up on a recent proxy mailing they sent you regarding the Spartan Short-Intermediate Municipal Income Fund. I'm assisting Fidelity in connection with the proxy vote to approve several important proposals that affect the fund and your investment in it.

As an owner of the Spartan Short-Intermediate Municipal Income Fund, you should have received proxy materials in the mail. At your earliest convenience, please sign, date and mail the proxy card in the return envelope provided to you. If you have any questions about the proposals or did not receive any proxy material, please call Fidelity at 1-800 544-3198

Q&A

On what proposals am I encouraged to vote?

You may be asked to vote on the following proposals:

1. To elect a Board of Trustees.

2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the funds.

3. To authorize the Trustees to adopt an amended and restated Trust Instrument.

4. To approve an amended management contract, including a management fee structure change, for Spartan Short-Intermediate Municipal Income Fund.

5. To approve an Agreement and Plan providing for the reorganization of Spartan Short-Intermediate Municipal Income Fund from a separate series of one Massachusetts business trust to another.

6. To eliminate a fundamental investment policy of Spartan Short-Intermediate Municipal Income Fund.

7. To eliminate Spartan Short-Intermediate Municipal Income Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy.

8. To amend Spartan Arizona Municipal Income Fund's, Spartan Maryland Municipal Income Fund's and Spartan Short-Intermediate Municipal Income Fund's fundamental investment limitation concerning the concentration of their investments in a single industry.

9. To amend each fund's fundamental investment limitation concerning underwriting.

What role does the Board play? (Proposal 1)

The Trustees oversee the investment policies of each fund. Members of the Board are fiduciaries and have an obligation to serve the best interests of shareholders. In addition, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the funds.

What is the role of the independent accountants? (Proposal 2)

The independent accountants examine annual financial statements for the funds and provide other audit and tax-related services. They also sign or certify any financial statements of the funds that are required by law to be independently certified and filed with the Securities and Exchange Commission (SEC).

Why are the funds proposing to adopt an amended and restated Trust Instrument? (Proposal 3)

The new Trust Instrument gives the Trustees more flexibility, and, subject to the applicable requirements of federal and state law, broader authority to act. This increased flexibility may allow the Trustees to react more quickly to changes in competitive and regulatory conditions and, as a consequence, may allow the funds to operate in a more efficient and economical manner.

Adoption of the new Trust Instrument will not alter the Trustees' existing fiduciary obligations to act in the best interests of the funds' shareholders. Before utilizing any new flexibility that the new Trust Instrument may afford, the Trustees must first consider the shareholders' interests and act in accordance with such interests. Please review the proxy statement for specific details about this change.

Proposal 5: Why is Spartan Short-Intermediate Municipal Income Fund proposing an amended management contract?

The amended management contract for the fund changes the fund's current "all-inclusive" management fee arrangement to a "group fee" arrangement that is standard for other Fidelity municipal bond funds. The fund's amended management contract also allows FMR and the trust, on behalf of the fund, to modify the fund's management contract subject to the requirements of the 1940 Act.

Under the present management contract, the fund pays FMR an all-inclusive management fee, which covers substantially all fund expenses; FMR pays the fund's operating expenses, with limited exceptions. Under the proposed amended management contract, the fund would pay its management fee and other expenses separately. FMR would no longer pay the fund's other expenses. The group fee rate varies according to the monthly average net assets of all funds having management contracts with FMR, and provides for lower management fees to be paid to FMR when FMR's assets under management exceed certain levels. If approved, the proposed group fee structure will result in a lower management fee, but the fund's total operating expense ratio may or may not exceed the current rate. Please refer to the proxy statement for specific details of the fund's amended management contract proposal.

Proposal 9: Why is Spartan Short-Intermediate Municipal Income Fund proposing to approve an agreement and plan of reorganization from a separate series of one Massachusetts business trust to another?

This change would allow the business trust to consolidate and streamline the production and mailing of certain legal documents. The proposed change will have no material effect on shareholders or the management of the fund.

Proposal 10: Why is Spartan Short-Intermediate Municipal Income Fund proposing to eliminate a fundamental investment policy?

Eliminating the proposal will allow the fund to communicate more clearly its investment strategies to shareholders by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines. If the proposal is approved, the fund will continue to rely on its existing non-fundamental policies of investing in investment-grade municipal debt securities and of normally maintaining a dollar-weighted average maturity between two and five years. The proposal is not expected to materially affect the way the fund is managed.

Proposal 11: What is the benefit of replacing the fund's fundamental 80% investment policy with a non-fundamental policy?

By making the fund's fundamental (cannot be changed without shareholder approval) 80% investment policy non-fundamental (future changes to the policy would only require approval by the Board of Trustees, not shareholders), the Trustees will be able to comply more quickly when the SEC adopts a definitive version of its proposed name test rule. In addition, if the proposal is approved, the fundamental 80% "income test" will be replaced with a non-fundamental "asset test." An asset-based test can be monitored more efficiently than an income-based test, which may facilitate the fund's compliance efforts. The change is not expected to materially change the way the fund is managed.

Proposals 12 and 13: Why are the funds proposing to amend their fundamental investment limitations concerning concentration of their investments in a single industry?

The primary purpose of the proposed amendments is to clarify the funds' fundamental concentration limitation to conform to a limitation that is expected to become standard for all funds managed by FMR. Adoption of the proposed limitation is not expected to affect the way in which the funds are managed.

Proposal 14: Why are the funds proposing to amend their fundamental investment limitations concerning underwriting?

The primary purpose of the proposed amendment is to clarify the funds' fundamental investment limitation concerning underwriting to a limitation which is expected to become standard for all funds managed by FMR. Adoption of the proposed limitation is not expected to affect the way in which the funds are managed, the investment performance of the funds, or the securities or instruments in which the funds invest.

Has the fund's Board of Trustees approved each proposal?

Yes. The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each share you hold on the record date. The record date is July 17, 2000.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage paid envelope. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-800-544-8888.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."